Exhibit 99.1

Cryptyde, Inc. Announces Quarterly Results and Operational Update

SAFETY HARBOR, Florida, August 19th, 2022 — Cryptyde, Inc., or the Company, (NASDAQ: TYDE) a company offering comprehensive, scalable Web3 services utilizing blockchain technologies, NFTs, Smart Contracts, Metaverse and Crypto, announced financial results for the three and six months ended June 30, 2022. The financial statements are available in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed with the Securities and Exchange Commission on August 19, 2022.

“We are excited with where we are in such a short period of time operating as an independent company,” said Brian McFadden, President and CEO of Cryptyde, Inc. “We continued to make significant progress with our ambitious growth initiatives within our core verticals over the last quarter and look to continue that momentum forward.” added McFadden.

About Cryptyde

Cryptyde, Inc. (Nasdaq: TYDE), is focused on leveraging blockchain technologies to disrupt consumer facing industries. http://www.cryptyde.com/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking, including, but not limited to, the statements regarding the spin-off of the Company from Vinco Ventures, Inc. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks and uncertainties regarding achievement of the expected benefits of the Company’s spin-off from Vinco Ventures, Inc.; tax treatment of the spin-off; market and other conditions; the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business more severely than it has to date or more severely than anticipated; the inability to develop the planned infrastructure for Cryptyde to offer Bitcoin mining services, unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s inability to raise adequate capital to fund its business; the Company’s inability to innovate and attract users for the Company’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the Company’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in the Company’s Registration Statement on Form 10, as amended, filed with the SEC on May 13, 2022, and the Company’s Registration Statement on Form S-1, filed with the SEC on August 12, 2022. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@cryptyde.com